GainsLosses Report
Date: 4/15/2005 12:07:24 PM Deal Number: SASCO 2005-NC1 Report As of: 3/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Current Value
Sr/Jr Lien Bal
Total
Expenses
Waived PPP
Disposition
Proceeds
Insurance
Proceeds
Forecasted Loss
Actual Gain(Loss)
Loss Severity
Page 1 of 1 ( records returned)
GainsLosses Report
Date: 4/15/2005 12:07:24 PM Deal Number: SASCO 2005-NC1 Report As of: 3/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Current Value
Sr/Jr Lien Bal
Total
Expenses
Waived PPP
Disposition
Proceeds
Insurance
Proceeds
Forecasted Loss
Actual Gain(Loss)
Loss Severity
Page 1 of 1 ( records returned)